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EXHIBIT 77D

COLUMBIA PORTFOLIO BUILDER CONSERVATIVE FUND
The Fund is primarily managed as a "fund of funds" that seeks to achieve its objective by investing (i) in a combination of underlying funds for which Columbia Management Investment Advisers, LLC (the Investment Manager) or an affiliate acts as investment manager or principal underwriter and may also invest (ii) up to 20% of its net assets in other underlying funds (including unaffiliated funds and exchange traded funds (ETFs)), equity and fixed income securities, treasury inflation protected securities (TIPS), and derivatives, such as futures contracts (including fixed income and index futures). Derivatives may be used for investment purposes, for risk management (hedging) purposes, and to increase investment flexibility, including to adjust the Fund's exposures to equity and debt markets. Collectively, these investments (including through investments in derivatives) represent three primary main asset classes: equity, fixed income and cash. The Fund may also seek exposure to asset classes that invest in alternative investment strategies. The Fund invests mainly in underlying funds that invest in fixed income securities, including TIPs, treasury bonds and notes, mortgage securities, investment grade corporate bonds, high yield bonds (junk bonds), high yield loans and international bonds, each with varying interest rates, terms, duration and credit exposure. The Fund may invest in fixed income securities of any maturity and does not seek to maintain a particular dollar-weighted average maturity. Under normal market conditions, the Fund intends to invest in each asset class within the following target asset allocation ranges:

COLUMBIA PORTFOLIO BUILDER MODERATE CONSERVATIVE FUND
The Fund is primarily managed as a "fund of funds" that seeks to achieve its objective by investing (i) in a combination of underlying funds for which Columbia Management Investment Advisers, LLC (the Investment Manager) or an affiliate acts as investment manager or principal underwriter and may also invest (ii) up to 20% of its net assets in other underlying funds (including unaffiliated funds and exchange traded funds (ETFs)), equity and fixed income securities, treasury inflation protected securities (TIPS), and derivatives, such as futures contracts (including fixed income and index futures). Derivatives may be used for investment purposes, for risk management (hedging) purposes, and to increase investment flexibility, including to adjust the Fund's exposures to equity and debt markets. Collectively, these investments (including through investments in derivatives) represent three primary main asset classes: equity, fixed income and cash. The Fund may also seek exposure to asset classes that invest in alternative investment strategies. The Fund invests mainly in underlying funds that invest in fixed income securities such as treasury bonds and notes, treasury inflation protected securities, mortgage securities, investment grade corporate bonds, high yield bonds (junk bonds), high yield loans and international bonds, each with varying interest rates, terms, duration, and credit exposure, and also invests a moderate amount in underlying funds that invest in equity securities of different investment styles (e.g., growth, value and core/blend), market capitalizations (large, mid and small cap) and geographic location (both domestic and international), as well as underlying funds with exposure to real estate securities. The Fund may invest in fixed income securities of any maturity and does not seek to maintain a particular dollar-weighted average maturity. Under normal market conditions, the Fund intends to invest in each asset class within the following target asset allocation ranges:

COLUMBIA PORTFOLIO BUILDER MODERATE FUND
The Fund is primarily managed as a "fund of funds" that seeks to achieve its objective by investing (i) in a combination of underlying funds for which Columbia Management Investment Advisers, LLC (the Investment Manager) or an affiliate acts as investment manager or principal underwriter and may also invest (ii) up to 20% of its net assets in other underlying funds (including unaffiliated funds and exchange traded funds (ETFs)), equity and fixed income securities, treasury inflation protected securities (TIPS), and derivatives, such as futures contracts (including fixed income and index futures). Derivatives may be used for investment purposes, for risk management (hedging) purposes, and to increase investment flexibility, including to adjust the Fund's exposures to equity and debt markets. Collectively, these investments (including through investments in derivatives) represent three primary main asset classes: equity, fixed income and cash. The Fund may also seek exposure to asset classes that invest in alternative investment strategies. The Fund invests in a balance of underlying funds that invest in fixed income securities such as treasury bonds and notes, treasury inflation protected securities, mortgage securities, investment grade corporate bonds, high yield bonds (junk bonds), high yield loans and international bonds, each with varying interest rates, terms, duration, and credit exposure, and underlying funds that invest in equity securities of different investment styles (e.g., growth, value and core/blend), market capitalizations (large, mid and small cap) and geographic location (both domestic and international), as well as underlying funds with exposure to real estate securities. The Fund may invest in fixed income securities of any maturity and does not seek to maintain a particular dollar-weighted average maturity. Under normal market conditions, the Fund intends to invest in each asset class within the following target asset allocation ranges:

COLUMBIA PORTFOLIO BUILDER MODERATE AGGRESSIVE FUND
The Fund is primarily managed as a "fund of funds" that seeks to achieve its objective by investing (i) in a combination of underlying funds for which Columbia Management Investment Advisers, LLC (the Investment Manager) or an affiliate acts as investment manager or principal underwriter and may also invest (ii) up to 20% of its net assets in other underlying funds (including unaffiliated funds and exchange traded funds (ETFs)), equity and fixed income securities, treasury inflation protected securities (TIPS), and derivatives, such as futures contracts (including fixed income and index futures). Derivatives may be used for investment purposes, for risk management (hedging) purposes, and to increase investment flexibility, including to adjust the Fund's exposures to equity and debt markets. Collectively, these investments (including through investments in derivatives) represent three primary main asset classes: equity, fixed income and cash. The Fund may also seek exposure to asset classes that invest in alternative investment strategies. The Fund invests mainly in underlying funds that invest in equity securities of different investment styles (e.g., growth, value and core/blend), market capitalizations (large, mid and small cap) and geographic location (both domestic and international), as well as underlying funds with exposure to real estate securities, and also invests a moderate amount in underlying funds that invest in fixed income securities such as treasury bonds and notes, treasury inflation protected securities, mortgage securities, investment grade corporate bonds, high yield bonds (junk bonds), high yield loans and international bonds, each with varying interest rates, terms, duration and credit exposure. The Fund may invest in fixed income securities of any maturity and does not seek to maintain a particular dollar-weighted average maturity. Under normal market conditions, the Fund intends to invest in each asset class within the following target asset allocation ranges:

COLUMBIA PORTFOLIO BUILDER AGGRESSIVE FUND
The Fund is primarily managed as a "fund of funds" that seeks to achieve its objective by investing (i) in a combination of underlying funds for which Columbia Management Investment Advisers, LLC (the Investment Manager) or an affiliate acts as investment manager or principal underwriter and may also invest (ii) up to 20% of its net assets in other underlying funds (including unaffiliated funds and exchange traded funds (ETFs)), equity and fixed income securities, treasury inflation protected securities (TIPS) and derivatives, such as futures contracts (including fixed income and index futures). Derivatives may be used for investment purposes, for risk management (hedging) purposes, and to increase investment flexibility, including to adjust the Fund's exposures to equity and debt markets. Collectively, these investments (including through investments in derivatives) represent three primary main asset classes: equity, fixed income and cash. The Fund may also seek exposure to asset classes that invest in alternative investment strategies. The Fund invests primarily in underlying funds that invest in equity securities of different investment styles (e.g., growth, value and core/blend), market capitalizations (large, mid and small cap) and geographic location (both domestic and international), as well as underlying funds with exposure to real estate securities, and also invests a small amount in underlying funds that invest in fixed income securities such as treasury bonds and notes, treasury inflation protected securities, mortgage securities, investment grade corporate bonds, high yield bonds (junk bonds), high yield loans and international bonds, each with varying interest rates, terms, duration and credit exposure. The Fund may invest in fixed income securities of any maturity and does not seek to maintain a particular dollar-weighted average maturity. Under normal market conditions, the Fund intends to invest in each asset class within the following target asset allocation ranges: